UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 15, 2022

Lumen Technologies, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	LUMN	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether any registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On November 15, 2022 at 3:45 p.m. ET, Chris Stansbury, executive vice president and chief financial officer at Lumen Technologies, Inc., is scheduled to present at the RBC Capital Markets Global Technology, Internet, Media and Telecommunications Conference. In advance of that presentation, the company is providing the following disclosures relating to the sale of its Latin American business on August 1, 2022, the sale of its 20-state ILEC business on October 3, 2022, the proposed sale of its EMEA business announced on November 2, 2022, and select preliminary 2023 outlook measures.

•

Pro Forma Net Debt: As disclosed on November 2, 2022 in the trending schedule included in Lumen’s third quarter 2022 earnings materials located in the Investor Relations section of the Lumen web site, the company reported $19.431 billion of Pro Forma Net Debt as of November 4, 2022 inclusive of all expected pre-tax cash proceeds resulting from the divestitures of its Latin American and 20-state ILEC businesses. When evaluating the company’s Pro Forma Net Debt, please be aware that the company expects to pay approximately $900 million to $1.0 billion of cash taxes related to these transactions during the first half of 2023, which are anticipated to be funded using cash on hand and short-term debt.

•

Proposed EMEA Divestiture Cash Impacts: As disclosed on November 2, 2022, Lumen entered into an exclusive arrangement to sell its EMEA business in exchange for $1.8 billion of pre-tax cash proceeds, subject to working capital and other customary purchase price adjustments. The company announced that the proposed transaction could close as early as late 2023. The EMEA business has historically generated free cash flow in the low tens of millions of dollars, and adjusted EBITDA margins for the EMEA business have historically been below Lumen’s consolidated adjusted EBITDA margins. The proposed transaction is not expected to have a material impact on Lumen’s revenue trajectory. The company currently expects to receive net discretionary cash proceeds between $600 million and $800 million upon closing the proposed transaction, after taxes, customary purchase price adjustments, transaction fees, and reduction of debt to remain relatively net leverage neutral.

•	Select Full Year 2023 Outlook Measures: The following 2023 outlook measures exclude the proposed EMEA transaction potential impacts and potential special items:

•	Weighted average cost of outstanding debt of approximately 5.75 percent

•	Cash taxes excluding transaction-related taxes of approximately $300 million to $400 million

•	Capital expenditures are expected to be similar to the company’s 2022 capital expenditure guidance range of $3.0 billion to $3.2 billion.

Mr. Stansbury plans to discuss these items when he speaks today. For those not attending the conference in person, a webcast will be available live and for replay on the Lumen Investor Relations website at https://ir.lumen.com/events-and-presentations. Live webcast attendees should join the webcast before the planned start time in case the conference schedule changes.

Forward Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” “will,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the effects of competition from a wide variety of competitive providers, including decreased demand for our more mature service offerings and increased pricing pressures; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; our ability to successfully and timely attain our key operating imperatives, including simplifying and consolidating our network, simplifying and automating our service support systems, attaining our Quantum Fiber buildout plans, strengthening our relationships with customers and attaining projected cost savings; our ability to safeguard our network, and to avoid the adverse impact of possible cyber-attacks, security breaches, service outages, system failures, or similar events impacting our network or the availability and quality of our services; the effects of ongoing changes in the regulation of the communications industry, including the outcome of legislative, regulatory or judicial proceedings relating to content liability standards, intercarrier compensation, universal service, service standards, broadband deployment, data protection, privacy and net neutrality; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; changes in customer demand for our products and services, including increased demand for high-speed data transmission services; our ability to successfully maintain the quality and profitability of our existing product and service offerings and to introduce profitable new offerings on a timely and cost-effective basis; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, debt repayments, pension contributions and other benefits payments; our ability to successfully and timely implement our corporate strategies, including our deleveraging strategy; our ability to successfully and timely consummate the pending divestiture of our European, Middle Eastern and African operations, to successfully and timely realize the anticipated benefits from that divestiture and our divestitures completed in 2022, and to successfully operate our retained business successfully after such divestitures; changes in our operating plans, corporate strategies, or capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, market or regulatory conditions, or otherwise; the impact of any future material acquisitions or divestitures that we may transact; the negative impact of increases in the costs of our pension, healthcare, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics or regulations; the potential negative impact of customer complaints, government investigations, security breaches or service outages impacting us or our industry; adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower credit ratings, unstable markets or otherwise; our ability to meet the terms and conditions of our debt obligations and covenants, including our ability to make transfers of cash in compliance therewith; our ability to maintain favorable relations with our securityholders, key business partners, suppliers, vendors, landlords and financial institutions; our ability to meet evolving environmental, social and governance (“ESG”) expectations and benchmarks, and effectively communicate and implement our ESG strategies; our ability to collect our receivables from, or continue to do business with, financially-troubled customers; our ability to use our net operating loss carryforwards in the amounts projected; our ability to continue to use or renew intellectual property used to conduct our operations; any adverse developments in legal or regulatory proceedings involving us; changes in tax, pension, healthcare or other laws or regulations, in governmental support programs, or in general government funding levels, including those arising from recently-enacted legislation promoting broadband development; the effects of changes in accounting policies, practices or assumptions, including changes that could potentially require additional future impairment charges; continuing uncertainties regarding the impact that COVID-19 disruptions could have on our business, operations, cash flows and corporate initiatives; the effects of adverse weather, terrorism, epidemics, pandemics, rioting, vandalism, societal unrest, or other natural or man-made disasters or disturbances; the potential adverse effects if our internal controls over financial reporting have weaknesses or deficiencies, or otherwise fail to operate as intended; the effects of changes in interest rates and inflation; the effects of more general factors such as changes in exchange rates, in operating costs, in public policy, in the views of financial analysts, or in general market, labor, economic or geo-political conditions; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, regulatory, technological, industry, competitive, economic and market conditions, and our related assumptions, as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

Dated: November 15, 2022	By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel and Secretary